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                                                                     Exhibit 10t

                                                                          (1995)
                                                                          Form B

                                                                   Cash or Stock

                               BRUSH WELLMAN INC.

                       Nonqualified Stock Option Agreement

            WHEREAS, __________________________________ (hereinafter called the
"Optionee") is a salaried employee of Brush Wellman Inc. (hereinafter called the "Company") or a subsidiary of the Company; and

            WHEREAS, the execution of a Stock Option Agreement in the form hereof has been duly authorized by a resolution of the Organization and Compensation Committee (the "Committee") of the Board of Directors of the Company duly adopted on December __, 1995 and incorporated herein by reference;

            NOW THEREFORE, the Company, pursuant to the Company's 1995 Stock Incentive Plan (the "Plan"), hereby grants to the Optionee an option to purchase shares of Common Stock of the par value of $1 per share of the Company, at the price of $ per share ("option price"), and agrees to cause certificates for any shares purchased hereunder to be delivered to the Optionee upon receipt of the purchase price, all subject, however, to the terms and conditions of the Plan and the terms and conditions hereinafter set forth. The option price shall be payable (i) in cash, (ii) by the transfer to the Company by the Optionee of nonforfeitable, unrestricted shares of Common Stock of the Company held by the Optionee for more than one year and having a fair market value at the time of exercise of this option equal to the total option price of the shares of Common Stock which are the subject of such exercise, or (iii) by a combination of such methods of payment.

            1. This option (unless terminated as hereinafter provided) shall be exercisable only to the extent of forty percent (40%) of the shares hereinabove specified after the Optionee shall have been in the continuous employ of the Company or any subsidiary for one full year from the date hereof and to the extent of an additional twenty percent (20%) of such shares after each of the next three successive years thereafter during which the Optionee shall have been in the continuous employ of the Company or any subsidiary. For the purpose of this Agreement, leaves of absence approved by the Board of Directors of the Company for illness, military or governmental service, or other cause, shall be considered as employment. To the extent exercisable, this option may be exercised in whole or in part from time to time.

            Notwithstanding the preceding paragraph:

            (A) This option shall become immediately exercisable in full if (i) the Optionee should retire under a retirement plan of the Company or any subsidiary at or after the earliest voluntary retirement age provided in such retirement plan or

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            should retire at an earlier age with the consent of the Board of
            Directors; or (ii) the Optionee should die while in the employ of the Company or any subsidiary; and

            (B) This option shall become immediately exercisable in full in the event of a Change in Control of the Company. A "Change in Control" of the Company shall be deemed to have occurred if any of the following events shall have occurred:

                  (i) The Board of Directors of the Company at any time shall fail to include a majority of Directors who are either "Original Directors" or "Approved Directors." An Original Director is a Director who was serving on February 7, 1995. An Approved Director is a Director who, after such date, is elected, or is nominated for election by the shareholders, by a vote of at least two-thirds of the Original Directors and the previously elected Approved Directors, if any.

                  (ii) Any person (as the term "person" is defined in Section 1701.01(G) of the Ohio Revised Code) shall have made a "control share acquisition" (as the term "control share acquisition" is defined in Section 1701.01(Z) of the Ohio Revised Code) of shares of the Company without having first complied with Section 1701.831 of the Ohio Revised Code (dealing with control share acquisitions).

                  (iii) The Board of Directors of the Company shall at any time determine in the good faith exercise of its judgment that (a) any particular actual or proposed accumulation of shares of the Company, tender offer for shares of the Company, merger, consolidation, sale of assets, proxy contest, or other transaction or event or series of transactions or events will, or is likely to, if carried out, result in a Change in Control falling within paragraph (i) or (ii) above and (b) it is in the best interests of the Company and its shareholders, and will serve the intended purposes of the Plan, if such transaction or event or series of transactions or events is deemed to be a Change in Control.

            Any determination of the Board of Directors with respect to the subject matter of this Clause (B), based on information known to the Board of Directors and made in good faith, shall be conclusive and binding.

            (C) This option shall become immediately exercisable in full if the Optionee's employment with the Company terminates under circumstances determined by the Board of Directors to be for the convenience of the Company and the Committee approves the acceleration of the right to exercise the option under such circumstances.

            2. This option shall terminate on the earliest of the following dates:

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                  (A) On the date upon which the Optionee ceases to be an
            employee of the Company or a subsidiary, unless he ceases to be such employee by reason of death or in a manner described in clause (B) or (C) below;

                  (B) Three months after the Optionee ceases to be an employee of the Company or a subsidiary by reason of termination of employment under circumstances determined by the Board of Directors to be for the convenience of the Company (except that such period shall be one year if the Optionee is disabled within the meaning of
            Section 105(d)(4) of the Internal Revenue Code);

                  (C) Three years after the Optionee ceases to be an employee of the Company or a subsidiary by reason of retirement under a retirement plan of the Company or a subsidiary at or after the earliest voluntary retirement age provided for in such retirement plan or retirement at an earlier age with the consent of the Board of Directors;

                  (D) Twelve months after the death of the Optionee, if the
            Optionee dies while an employee of the Company or a subsidiary or within the period specified in (B) above which is applicable to the Optionee; and

                  (E) Ten years from the date on which this option was granted.

In the event the Optionee shall intentionally commit an act materially inimical to the interests of the Company or a subsidiary, and the Board of Directors shall so find, this option shall terminate at the time of such act, notwithstanding any other provision of this Agreement. Nothing contained in this option shall limit whatever right the Company or a subsidiary might otherwise have to terminate the employment of the Optionee.

            3. This option is not transferable by the Optionee otherwise than by will or the laws of descent and distribution, and is exercisable, during the lifetime of the Optionee, only by him or, in the case of his legal incapacity, only by his guardian or legal representative.

            4. This option shall not be exercisable if such exercise would involve a violation of any applicable state securities law, and the Company hereby agrees to make reasonable efforts to comply with any applicable state securities law. If the Ohio Securities Act shall be applicable to this option, it shall not be exercisable unless under said Act at the time of exercise the shares of Common Stock or other securities purchasable hereunder are exempt, are the subject matter of an exempt transaction, are registered by description or by qualification, or at such time are the subject matter of a transaction which has been registered by description.

            5. This option shall not be exercisable if at the time of exercise such exercise would require registration under the Securities Act of 1933, as amended, or any similar federal securities law then in effect, of the shares of Common Stock or other securities to be purchased hereunder and such registration shall not then be effective. The Company hereby agrees to make reasonable efforts to effect any such required registration.

            6. The Committee shall make such adjustments in the option price and in the number or kind of shares of Common Stock or other securities covered by this option as such

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Committee in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of the Optionee that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, reorganization, partial or complete liquidation or other distribution of assets, or issuance of warrants or other rights to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Committee may provide in substitution for this option such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of this option so replaced. No adjustment provided for in this Paragraph 6 shall require the Company to sell any fractional share.

            7. The term "subsidiary" as used in this Agreement means any corporation, partnership, joint venture, unincorporated association or other entity in which the Company has a direct or indirect ownership or other equity interest. For purposes of this Agreement, the continuous employ of the Optionee with the Company or a subsidiary shall not be deemed interrupted, and the Optionee shall not be deemed to have ceased to be an employee of the Company and its subsidiaries.

            8. This option is intended to be a nonqualified stock option, and will not be treated as an "incentive stock option" as that letter term is defined in Section 422 of the Internal Revenue Code.

            Executed at Cleveland, Ohio this _____ day of December, 1995.

                                           BRUSH WELLMAN INC.

                                           By
                                              ________________________________
                                              Carl Cramer
                                              Chief Financial Officer

The undersigned Optionee hereby acknowledges receipt of an executed original of this Stock Option Agreement.

                                              __________________________________
                                              Optionee

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